UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2026

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On July 20, 2026, Investar Holding Corporation (the “Company”), the holding company of Investar Bank, National Association (the “Bank”), issued a press release reporting second quarter 2026 results and posted on its website its second quarter 2026 earnings release and investor presentation. The materials contain forward-looking statements regarding the Company and include a cautionary note identifying important factors that could cause actual results to differ materially from those anticipated. Copies of the earnings release and investor presentation are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in Item 2.02, including Exhibit 99.1 and Exhibit 99.2 of this Current Report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 17, 2026, the Company, through its wholly-owned subsidiary, the Bank, entered into Employment Agreements (each, an “Employment Agreement”) and Salary Continuation Agreements (each, a “Salary Continuation Agreement”) with each of Linda M. Crochet and Jeffrey W. Martin (each, an “Executive” and together, the “Executives”). Ms. Crochet will continue to serve as Executive Vice President and Chief Operations Officer of the Bank. Mr. Martin will continue to serve as Executive Vice President and Chief Risk Officer of the Bank. The Board of Directors of the Company (the “Company Board”), acting upon the recommendation of the Compensation Committee of the Company Board, approved each of the agreements. The Employment Agreements and the Salary Continuation Agreements are effective July 17, 2026 (the “Effective Date”).

Employment Agreements

The initial term of each Employment Agreement expires on July 17, 2029 and will automatically renew for successive one-year periods unless written notice of non-renewal is given by either party to the other at least ninety (90) days prior to the expiration of the then-current term.

Under Ms. Crochet’s Employment Agreement, she is entitled to $280,000 in annual base salary. Ms. Crochet is also eligible to receive annual incentive compensation of up to 36% of her base salary earned for that calendar year, subject to the discretion and approval of the Company Board.

Under Mr. Martin’s Employment Agreement, he is entitled to $275,000 in annual base salary. Mr. Martin is also eligible to receive annual incentive compensation of up to 36% of his base salary earned for that calendar year, subject to the discretion and approval of the Company Board.

The Executives are each entitled to participate in the employee benefit plans, programs and policies maintained by the Company and Bank applicable generally to senior executives in accordance with the terms and conditions of such arrangements as in effect from time to time and as otherwise set forth in each Employment Agreement, and the Employment Agreements also provide for paid time off and reimbursement of reasonable travel and entertainment expenses.

Under the terms of the Employment Agreements, if the Company and the Bank terminate the Executive’s employment for disability (as defined in the Employment Agreements), the Executive will be entitled to any accrued but unpaid base salary and incentive compensation and other vested benefits and the continued payment of the Executive’s then-current base salary for one hundred eighty (180) days. In addition, if the Company and the Bank terminate the Executive’s employment other than for cause (as defined in the Employment Agreements), death, or disability, or the Executive terminates employment for good reason (as defined in the Employment Agreements), the Executive will be entitled to:

•	any accrued but unpaid base salary and incentive compensation and other vested benefits;

•	an amount equal to the sum of the Executive’s then-current base salary plus the average annual bonus paid to the Executive over the preceding three (3) calendar years, to be paid in equal monthly installments over twelve (12) months; and

•	continued medical insurance coverage for the Executive and the Executive’s dependents for eighteen (18) months following the date of termination, unless the Executive becomes eligible to receive group health benefits under a subsequent employer.

Under the terms of the Employment Agreements, if the Company and the Bank terminate the Executive’s employment other than for cause, death or disability, or the Executive terminates employment for good reason, in either case during the term of the Employment Agreement within six (6) months prior to or twelve (12) months following a change in control, the Executive will be entitled to the benefits outlined above and to an additional amount paid in a lump sum equal to 50% of the sum of the Executive’s then-current base salary plus the average annual bonus paid to the Executive over the preceding three (3) calendar years.

The Employment Agreements contain provisions governing the non-disclosure and non-use of the trade secrets and confidential information of the Company and the Bank and mutual covenants not to disparage the other party. In addition, the Employment Agreements include non-competition, non-solicitation of customers and non-piracy of employees covenants that remain in effect for twelve (12) months following the termination of the Executive’s employment (or eighteen (18) months following termination in connection with a change in control). Additionally, each Executive is subject to certain forfeiture, regulatory and recoupment restrictions and must execute a valid release of claims in order to receive any severance payment.

Salary Continuation Agreements

The Salary Continuation Agreements represent unfunded, non-qualified deferred compensation arrangement under the Internal Revenue Code of 1986, as amended. The Salary Continuation Agreements between the Bank and Ms. Crochet and Mr. Martin provide that the Executive shall receive annual payments of $100,000 upon attaining the age of sixty-eight (68) and sixty-five (65), respectively, with such payments payable monthly over a period of one hundred twenty (120) months, or ten (10) years. Subject to certain conditions, each Executive is also entitled to reduced payments following a termination of employment prior to attaining age sixty-eight (68) and sixty-five (65), respectively, which payments will be made on the same schedule as set forth above. The Salary Continuation Agreements provide for a lump sum payment of the greater of (i) the accrual balance required to be maintained by the Bank on the date on which the Executive’s separation occurs or (ii) $200,000, upon a qualifying separation of service within twenty-four (24) months of a qualifying change in control. The payment of the benefits to each Executive is subject to forfeiture if the Executive’s employment is terminated with cause, or if under the Federal Deposit Insurance Act, the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency or the Bank is in default.

Split Dollar Life Insurance Agreements

The Split Dollar Life Insurance Agreements (the “Split Dollar Agreements”) currently in place with Ms. Crochet and Mr. Martin will remain in place. The Split Dollar Agreements provide for the division of death proceeds under certain life insurance policies owned by the Bank on the lives of each Executive with the Executive’s designated beneficiaries. The Bank has the right to exercise all incidents of ownership of the life insurance policies and maintains at all times ownership of the cash value of the insurance policies. Under each Split Dollar Agreement, if the Executive dies prior to termination of the Executive’s employment with the Bank, the Executive’s designated beneficiary will be entitled to a benefit equal to the accrued liability at retirement from the Executive’s Salary Continuation Agreement limited to 100% of the Net Amount at Risk insurance portion of the proceeds. For purposes of the Split Dollar Agreements, “Net Amount at Risk” means the difference between the total death proceeds payable under the insurance policies less the aggregate cash value of the policies measured as of the date giving rise to the need for such calculation. The amount of the benefit payable under each Split Dollar Agreement may be reduced or eliminated if the Executive fails to cooperate with the Bank or the insurer with regards to the policies. In addition, no benefits will be paid if the Executive dies under circumstances that result in no coverage under the policies (such as suicide); provided, however, that the Bank will evaluate the reason for denial and, upon advice of legal counsel and in its sole discretion, consider judicially challenging such denial.

The foregoing descriptions of the Employment Agreements and the Salary Continuation Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreements and the Salary Continuation Agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. The foregoing description of the Split Dollar Agreements do not purport to be complete and are qualified in their entirety by reference to the Form of Split Dollar Agreement, a copy of which is filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Earnings release of Investar Holding Corporation dated July 20, 2026 announcing financial results for the quarter ended June 30, 2026
99.2	Investor presentation dated July 20, 2026
104	The cover page of Investar Holding Corporation’s Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: July 20, 2026	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer